NOMINATION  AGREEMENT


               THIS NOMINATION AGREEMENT ("AGREEMENT") is made as of March 31, 2004, by and between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("NHP"), and EMERITUS CORPORATION, a Washington corporation ("EMERITUS").

     RECITALS
     --------

               A. All initially-capitalized terms not otherwise defined in this Agreement shall have the meanings given such terms in the Purchase Agreement (as hereinafter defined).

               B. Lodi Care Group LLC, a Washington limited liability company, Aurora Bay/Columbus, L.L.C., a Georgia limited liability company, Aurora Bay/Hattiesburg, L.L.C., a Mississippi limited liability company, Spring Creek Group, Ltd., a Texas limited partnership, Bedford Care Group, Ltd., a Texas limited partnership, Tyler Group, Ltd., a Texas limited partnership, White Rock Care Group, Ltd., a Texas limited partnership, El Paso Care Group, Ltd., a Texas limited partnership and Lubbock Group, Ltd., a Texas limited partnership (collectively, as "SELLER") and Emeritus are the parties to that certain Purchase and Sale Agreement dated as of March 31, 2004 (the "PURCHASE AGREEMENT"), pursuant to the terms and conditions of which Seller agreed to sell and Emeritus agreed to buy those certain parcels of real property more particularly described in Exhibit A attached hereto (the "REAL PROPERTY"),
                             ----------
together with (i) the improvements thereon (the "IMPROVEMENTS") that constitute those certain Alzheimer Special Care Centers as described on Exhibit B to the Purchase Agreement (each a "FACILITY" and collectively, the "FACILITIES")
together with all tenements, hereditaments, rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property and/or the Facilities, (ii) the Fixtures, (iii) the Personal Property, (iv) the Permits and Approvals, (v) the Reports and Studies,
(vi) the Warranties, (vii) the Claims and (viii) the Intangible Property (collectively with the Real Property, the "NHP ASSETS"); provided, however, that
                                                         --------  -------
the NHP Assets shall not be deemed or construed to included the Inventory, the Books and Records, the Vehicles, the Facility Names, the telephone and facsimile numbers of the Facilities, the Assumed Operating Contracts, residency agreements or Resident Deposits.

               C. NHP and Emeritus have executed a letter agreement dated March 2, 2004 (the "LETTER OF INTENT"), pursuant to the terms and conditions of which NHP agreed to consider the purchase of the Real Property and the Facilities from Seller and, concurrently therewith, lease the same to Emeritus and/or ESC IV, L.P. ("ESC"), as tenant (the "TENANT") pursuant to the provisions of one or more leases or master leases between NHP and Tenant (each a "LEASE" and collectively, the "LEASES").

               D. In connection with the consummation of the transactions contemplated by the Purchase Agreement and the Letter of Intent, subject to NHP fulfilling certain obligations imposed on it under this Agreement, Emeritus desires to nominate NHP or its designee to take title to the Real Property, the Improvements and the other NHP Assets, and NHP desires to accept such nomination.

               E. The Purchase Agreement grants Emeritus the right to so nominate NHP without the need to secure the consent of the Seller.

     AGREEMENT
     ---------

               NOW, THEREFORE, taking the foregoing Recitals into account, and in consideration of the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     NOMINATION.
                 ----------

               1.1 NOMINATION AND ACCEPTANCE. Emeritus hereby nominates NHP to take title to the NHP Assets pursuant to the Purchase Agreement. NHP hereby accepts such nomination with respect to the NHP Assets. Notwithstanding such nomination, NHP does not assume, and shall have no liability under, any of the provisions of the Purchase Agreement. Nothing contained herein shall be deemed or construed to constitute a release of any of Emeritus' or Seller's obligations under the Purchase Agreement.

               1.2 REMAINING ASSETS. All Assets to be sold, transferred, conveyed, assigned and delivered pursuant to the Purchase Agreement, other than those to be sold, transferred, conveyed, assigned or delivered to NHP as contemplated by this Agreement, shall be acquired by Tenant directly from Seller.

          2.     PURCHASE  PRICE.
                 ---------------

               2.1 AMOUNT AND PAYMENT. Emeritus and NHP agree that (i) the purchase price payable by NHP for the NHP Assets shall be Forty Eight Million and no/100 Dollars ($48,000,000) (the "NHP PURCHASE PRICE"). Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Agreement, the NHP Purchase Price shall be paid by NHP at Closing and shall be applied to the payment of the purchase price due to Seller in accordance with the terms of the Purchase Agreement.

               2.2 PRICE ALLOCATION. NHP acknowledges that in and/or pursuant to the Purchase Agreement, Seller and Emeritus may have allocated the purchase price thereunder among the Facilities and other Assets. Emeritus acknowledges and agrees that NHP shall not be bound by any such allocations except to the extent the same are being used to calculate closing costs, such as transfer taxes and title insurance policy amounts and premiums, it being understood and agreed that for purposes thereof NHP shall be bound by such allocations and shall not have the right either prior to or after Closing to request any changes thereto.

          2.2 PRICE ALLOCATION. Notwithstanding the nomination of NHP set forth herein, provided that NHP shall have paid the NHP Purchase Price (or the applicable portion thereof due at each Closing), Emeritus will (a) remain obligated to pay all of the closing costs and other amounts due from Purchaser under the Purchase Agreement, (b) be entitled to the benefit of all of the prorations provided for in the Purchase Agreement, and (c) be entitled to receive all of the credits at closing other than those that relate to the principal and interest due on the Existing Financing.

          3.     REPRESENTATIONS  AND  WARRANTIES  OF EMERITUS.  Notwithstanding
                 ---------------------------------------------
that the transaction under this Agreement has been structured as a transfer of title to the NHP Assets by Seller to NHP (instead of a sale of the NHP Assets by Seller to Emeritus and thereafter a sale of the NHP Assets by Emeritus to NHP), it is the intent of Emeritus and NHP that the following representations and warranties be made by Emeritus as if Emeritus had purchased the NHP Assets and thereafter sold the NHP Assets to NHP. Emeritus has conducted reasonable independent due diligence and made inquiry of Seller as to the matters represented and warranted in this Section 3 as to which Seller is likely to have
                                  ---------
knowledge. Accordingly, for purposes hereof, the phrase "to the best of Emeritus' knowledge after due inquiry" shall mean to Emeritus' knowledge based on its review of the Seller's representations and warranties set forth in the Purchase Agreement and the absence of any information to the contrary coming to the attention of Emeritus during the course of its due diligence and inquiries of Seller. In order to induce NHP to enter into this Agreement and the Leases, Emeritus represents and warrants to NHP the following:

               3.1     COMPLIANCE  WITH  BUSINESS  AGREEMENTS.  Emeritus  has
                       --------------------------------------
obtained all consents, approvals and other permissions related to the transactions contemplated by this Agreement and the Purchase Agreement which are required under any Business Agreement (as hereinafter defined). Notwithstanding the foregoing, if any additional consents, approvals or other permissions are required under any Business Agreement in connection with such transactions, Emeritus hereby agrees that Emeritus shall, as promptly as practical, use its commercially reasonable efforts to obtain the same. As used herein, "BUSINESS AGREEMENT" shall mean any lease, rental agreement, management agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument affecting all or a portion of the NHP Assets and which is presently in effect or binding upon Emeritus or Tenant or all or any portion of the NHP Assets other than the loan agreement and related documents securing the Existing Financing, as to which NHP has assumed full responsibility to secure any necessary consent and approvals with respect to its proposed assumption thereof.

               3.2     PERMITS.  To  the  best  of Emeritus' knowledge after due
                       -------
inquiry, all Permits (as hereinafter defined) which are necessary for the use and operation by Emeritus of the NHP Assets for their current use and for the uses contemplated under the Leases have been issued or have been timely applied for and will be issued in due course after Closing. As used herein, "PERMITS" shall mean all permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations (other than Licensing Requirements (as hereinafter defined)), including, without limitation, certificates of occupancy, required by applicable Laws where the failure to obtain the same would reasonably be expected to have a material adverse affect on the use and operation of the NHP Assets for the purpose as described in the Lease. As used herein, "quasi-governmental" shall include the providers of all utilities services to the NHP Assets. As used herein, "LAWS" shall mean all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety, or handicapped persons, where the failure to abide by the same would have a material adverse effect on NHP, Seller, Emeritus, Tenant or the NHP Assets or the operation or use thereof.

               3.3     LICENSING.  Tenant  has complied in all material respects
                       ---------
with all Licensing Requirements (as hereinafter defined) and has all licenses, permits, provider agreements, approvals, certifications and authorizations from all governmental authorities, and has complied with all Licensing Requirements necessary to operate the NHP Assets for the uses permitted under the Lease; provided, however, that Tenant does not currently have licenses to operate the Facilities located in Texas or California but it has timely applied for the same. Emeritus has no reason to believe that such licenses will not be issued to Tenant in the ordinary course promptly following the Closing. As used herein, "LICENSING REQUIREMENTS" shall mean those legal requirements which specifically relate to the use of the NHP Assets as Alzheimer's care facilities.

               3.4     PHYSICAL  CONDITION;  COMPLETENESS.
                       ----------------------------------

                    3.4.1 To the best of Emeritus' knowledge after due inquiry, the NHP Assets have been constructed in a good, workmanlike and substantial manner, free from material defects and in accordance with all Laws.

                    3.4.2 To the best of Emeritus' knowledge after due inquiry, except as set forth in any ALTA surveys delivered and certified to NHP neither the zoning nor any other right to construct upon or to use the NHP Assets is to any extent dependent upon or related to any real estate other than the NHP Assets, the improvement of such other real estate or the payment of any fees for the improvement of such other real estate.

                    3.4.3 To the best of Emeritus' knowledge after due inquiry, the NHP Assets and each part and portion thereof, are in good condition and repair and free from material defects. Emeritus will use its commercially reasonable efforts to cause Seller to maintain the NHP Assets in good condition and repair, except for ordinary wear and tear, between the date hereof and the Closing Date pursuant to the provisions of the Purchase Agreement.

                    3.4.4 To the best of Emeritus' knowledge after due inquiry, there are no material deficiencies with respect to any portion of the NHP Assets which have been identified by any governmental authority and which have not been cured or settled by Seller or Emeritus or which have not had a plan of correction filed with the appropriate governmental authority.

                    3.4.5 To the best of Emeritus' knowledge, there are no soil conditions adversely affecting the NHP Assets.

                    3.4.6 To the best of Emeritus' knowledge after due inquiry and except as disclosed in any Phase I Environmental Reports delivered to NHP and certified to NHP or upon which NHP has been authorized in writing to rely by the preparer thereof, there are and have been no Hazardous Materials (as defined in the Lease) installed or stored in or otherwise existing at, on, in or under the NHP Assets which are or have been at any time in violation of any applicable Laws or which are or have been at any time in amounts or concentrations sufficient to require the reporting of such materials to any governmental authority.

               3.5     NO  NOTICES  OF NON-COMPLIANCE.  Emeritus has received no
                       ------------------------------
notice  that  and,  after  due  inquiry,  Emeritus  has  no  knowledge  that:

                    3.5.1 any government agency or any employee or official thereof considers that the operation or use of the NHP Assets for the current use has failed or will fail to comply with any Law;

                    3.5.2 any investigation has been commenced or is contemplated respecting any such possible or actual failure of the operation or use of the NHP Assets for the current use to comply with any Law; or

                    3.5.3 there are any unsatisfied requests for repairs, restorations or alterations with regard to the NHP Assets from any person, entity or authority, including, but not limited to, any tenant, lender, insurance carrier or government authority.

               3.6     LITIGATION;  CONDEMNATION.  To  the  best  of  Emeritus'
                       -------------------------
knowledge after due inquiry, there are no material actions, suits or proceedings pending or threatened, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting the NHP Assets (or any portion thereof) or Emeritus or Tenant. To the best of Emeritus' knowledge after due inquiry, there are no material actions, suits or proceedings pending or threatened before or by any judicial, administrative or union body, any arbiter or any governmental authority against or affecting Seller with respect to the NHP Assets. To the best of Emeritus' knowledge after due inquiry, there are no existing, proposed or threatened eminent domain or similar proceedings which would affect the Real Property or Improvements in any manner whatsoever.

               3.7     DUE  AUTHORIZATION,  EXECUTION,  ORGANIZATION,  ETC.
                       ---------------------------------------------------

                    3.7.1 This Agreement, the Purchase Agreement and all agreements, instruments and documents herein or therein provided to be executed or to be caused to be executed by Emeritus are, and on the Closing Date will be, duly authorized, executed and delivered by and are binding in accordance with their terms upon Emeritus, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

                    3.7.2 Emeritus is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington and Emeritus or ESC is duly qualified to do business in the states in which the Facilities are located. Emeritus has the power and authority to enter into this Agreement, the Purchase Agreement and all agreements, instruments and documents herein and therein provided and to consummate the transactions contemplated hereby and thereby.

                    3.7.3 Neither this Agreement, the Purchase Agreement nor any agreement, document or instrument executed or to be executed by Emeritus in connection with this Agreement or the Purchase Agreement, nor any action by Emeritus provided in or contemplated by this Agreement, the Purchase Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Emeritus.

               3.8     PURCHASE AGREEMENT DEFAULT.  The Purchase Agreement is in
                       --------------------------
full force and effect and has not been modified. Emeritus is not in default with respect to any of its obligations or liabilities under the Purchase Agreement, nor, to the best knowledge of Emeritus, does any event exist which, with the giving of notice or the passage of time, or both, would constitute a default with respect to any of Emeritus' obligations or liabilities under the Purchase Agreement. To Emeritus' best knowledge, Seller is not in default with respect to any of its obligations or liabilities under the Purchase Agreement, nor does any event exist which, with the giving of notice or the passage of time, or both, would constitute a default with respect to any of Seller's obligations or liabilities under the Purchase Agreement.

               3.9     PURCHASE  AGREEMENT  NOTICES.  Emeritus  has  received no
                       ----------------------------
notice from Seller pursuant to the Purchase Agreement or otherwise and Emeritus has no knowledge that:

                    3.9.1 there are any facts or conditions which materially and adversely affect the NHP Assets or the operation thereof or business conducted thereat or any portion thereof; or

                    3.9.2 there has been any material adverse change with respect to the NHP Assets or any information furnished to Emeritus or NHP by Seller with respect to the NHP Assets, including, without limitation, any such change which would make any portion of the Purchase Agreement (including, without limitation, the representations and warranties contained therein) materially untrue or incomplete.

               3.10     DELIVERY  OF INFORMATION.  Emeritus has delivered to NHP
                        ------------------------
copies of, or has made NHP aware of, all material agreements, documents, information, facts and conditions known to Emeritus affecting the NHP Assets or Emeritus' proposed operation thereof after Closing, whether such agreements, documents, information, facts or conditions were delivered or disclosed to Emeritus by Seller or were located or discovered by Emeritus as a result of its due diligence in connection with the transactions contemplated by this Agreement, the Purchase Agreement or the Leases. To the best of Emeritus' knowledge after due inquiry, none of the agreements, documents, or information delivered to NHP by or on behalf of Emeritus and none of the representations, warranties or disclosures made to NHP by or on behalf of Emeritus, whether made herein or otherwise, contain any untrue statement of or omit any material fact.

               3.11     TRUE, CORRECT AND COMPLETE INFORMATION.  Emeritus has no
                        --------------------------------------
actual knowledge after due inquiry, that any of the documents, plans, surveys and other data or information prepared by parties other than Emeritus or Emeritus' agents or employees and provided to NHP in connection herewith are not true, correct and complete in all material respects and do not disclose all material facts with no material omissions with respect thereto.

               3.12     EXISTING  AGREEMENTS.  There  are no material agreements
                        --------------------
or understandings (whether written or oral) to which Emeritus or Tenant is a party or is bound, including, without limitation, any Business Agreements, relating to the NHP Assets other than the NHP Approved Exceptions (as defined in the Closing Procedure Letter (itself as hereinafter defined)) and those documents and instruments which have been delivered to NHP by Emeritus prior to the Closing Date.

               3.13     DEFAULT.  Emeritus is not in default with respect to any
                        -------
of  its  material  obligations  or  liabilities  pertaining  to  the NHP Assets.
Without limiting the foregoing, the NHP Approved Exceptions are free from material default by Emeritus or Tenant and, to the best of Emeritus' actual knowledge, by any other party thereto.

          4.     REPRESENTATIONS  AND  WARRANTIES  OF  NHP.  In  order to induce
                 -----------------------------------------
Emeritus to enter into this Agreement, NHP represents and warrants to Emeritus the following:

               4.1 This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by NHP are and on the Closing Date will be duly authorized, executed and delivered by and are binding in accordance with their terms upon NHP, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

               4.2 NHP is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and NHP and its designees are duly authorized and qualified, including being qualified to do business as a foreign corporation or other legal entity, to do all things required of it under this Agreement.

               4.3 NHP has the authority to enter into this Agreement and each of NHP and its designees have authority to consummate the transactions herein provided; and nothing prohibits or restricts the right or ability of NHP or its designees to close the transactions contemplated hereunder or thereunder and carry out the terms hereof or thereof.

          5.     PURCHASE  AGREEMENT  REPRESENTATIONS  AND  INDEMNIFICATION.
                 ----------------------------------------------------------
Emeritus hereby assigns to NHP, effective as of the Closing, the benefit of all the representations, warranties, covenants and indemnifications of Seller set forth in the Purchase Agreement as they relate to the NHP Assets; provided, however, NHP agrees upon request of Emeritus either to enforce the same against the Seller at Emeritus' cost and expense or to re-assign its rights thereto in order to enable Emeritus to enforce the same against the Seller. Nothing herein shall be construed as assignment to NHP, such representations, warranties, covenants and indemnifications made by Seller in the Purchase Agreement, and the same shall continue to inure to the benefit of Emeritus, to the extent the same relate to the Assets other than the NHP Assets; and nothing contained herein shall be deemed or construed to limit or affect Emeritus' rights and remedies with respect to such representations, warranties, covenants and indemnifications to the extent the same relate to the Assets other than the NHP Assets.

          6.     INDEMNIFICATIONS.
                 ----------------

               6.1     INDEMNIFICATION  BY  EMERITUS.  Emeritus  shall  hold
                       -----------------------------
harmless, indemnify and defend NHP and the NHP Assets from and against any Claim (as hereafter defined) that (i) is inconsistent with (or results from any actual or alleged fact that is inconsistent with) any representation or warranty of Emeritus contained in this Agreement or in any document executed in connection with this Agreement (other than the Leases, as to which Emeritus' indemnity obligations shall be governed by the terms thereof), (ii) results from any breach or default by Emeritus under this Agreement, or (iii) arises out of the negligent or intentional act or omission of Emeritus in consummating the transaction which is the subject of the Purchase Agreement or this Agreement, to the extent such Claim arises out of such negligent or intentional act or omission. Nothing in this Agreement shall be construed to amend, modify, release or relieve Emeritus of any liability which Emeritus may have to NHP under the Leases. As used herein, "CLAIM" shall include any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

               6.2     INDEMNIFICATION  BY  NHP.  NHP  shall  hold  harmless,
                       ------------------------
indemnify and defend Emeritus from and against any Claim that (i) is inconsistent with (or results from any actual or alleged fact that is inconsistent with) any representation or warranty of NHP contained in this Agreement or in any document executed in connection with this Agreement, (ii) results from any breach or default by NHP under this Agreement, or (iii) arises out of the negligent or intentional act or omission of NHP, to the extent such Claim arises out of such negligent or intentional act or omission of NHP occurring after the Closing Date or occurring during the course of NHP's inspection of the NHP Assets prior to the Closing Date.

               6.3     GENERAL  INDEMNITY  PROVISIONS.  Each  indemnity provided
                       ------------------------------
for  under  this  Agreement  shall  be  subject  to  the  following  provisions:

                    6.3.1 The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys' fees and costs (including expert fees), related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

                    6.3.2 The indemnitee shall notify the indemnitor of any Claim against the indemnitee covered by the indemnity within one hundred eighty
(180) days after it has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees and costs (including expert fees), incurred by the indemnitee in effecting such settlement.

                    6.3.3 The indemnity shall also run in favor of any officer, director, employee, advisor, accountant, attorney, partner or shareholder of the indemnitee or any person or entity having a direct or indirect ownership interest in the indemnitee.

          7.     CONDITIONS  PRECEDENT  TO CLOSE.  On or before the Closing Date
                 -------------------------------
the following conditions must be satisfied as conditions precedent to NHP's obligations hereunder (but without conditioning or otherwise limiting Emeritus' obligations under the Purchase Agreement):

          7.1 All of the terms and conditions set forth in the Purchase Agreement and the Closing Procedure Letter shall have been satisfied.

          7.2 The following documents shall be executed (and acknowledged, where appropriate) and delivered by all of the appropriate parties thereto:

               7.2.1     This  Agreement;

               7.2.2     The  Leases;

               7.2.3 A Memorandum of Lease with respect to each of the Facilities executed by Tenant, as tenant, and NHP or its affiliate, as landlord, the purpose of which is to provide record notice of the existence of the Leases;

               7.2.4 A closing procedure letter executed by NHP and Emeritus in the form attached hereto as Exhibit B (the "CLOSING PROCEDURE LETTER"); and
                                 ---------

               7.2.5 Such other documents or instruments reasonably necessary to consummate the transaction contemplated by this Agreement as requested by NHP or Emeritus.

          7.3 NHP acknowledges and agrees that the Purchase Agreement contemplates that there will be more than one Closing thereunder and accordingly, all of the conditions set forth in Section 7.2 shall be required to be satisfied as to the first of such Closings but only with respect to the Facilities which are the subject of such Closing, that the condition set forth in Sections 7.2.1, 7.6 and 7.7 shall not be applicable to future Closings and that the condition set forth in Section 7.2.2 shall be satisfied if Emeritus executes either a Lease, if a separate Lease is to be signed with respect to the Facilities which are the subject of such Closing or an Amendment to Lease, if the Facilities which are the subject of such Closing as to be included in a Lease executed in conjunction with a prior Closing.

          7.4 All costs and prorations in connection with the transactions contemplated by the Purchase Agreement shall be made between Emeritus and Seller as provided in the Purchase Agreement. NHP shall have no liability therefor.

          7.5 NHP shall have received certificates of insurance as are required pursuant to the Leases showing NHP as an additional insured and loss payee thereunder.

          7.6 NHP shall have received from Emeritus copies of the following, and NHP shall have approved the same: (a) The limited partnership agreement of ESC IV, L.P., (B) the Certificate of Limited Partnership of ESC IV, L.P. certified by the Washington Secretary of State, (C) the Articles of Incorporation of Emeritus and ESC GP II, Inc. certified by the Washington Secretary of State, (D) the Bylaws of Emeritus and ESC GP II, Inc., each certified by its Secretary, (E) resolutions of Emeritus' and ESC GP II, Inc.'s Board of Directors authorizing such entities, as applicable, to execute, deliver and perform this Agreement, the Leases and the other transactions contemplated herein and therein (which resolutions shall each be certified by the Secretary of such entity), (F) a Certificate of Incumbency from Emeritus' and ESC GP II, Inc.'s Secretary with respect to the officers of Emeritus and ESC GP II, Inc. executing, as applicable, this Agreement, the Leases and the documents contemplated herein and therein, and (G) a Certificate of Status for Emeritus, ESC IV, L.P. and ESC GP II, Inc. from the Washington Secretary of State.

          7.7 Such other evidence of the due execution, delivery and authorization of documents executed by Emeritus, ESC IV, L.P. or ESC GP II, Inc. in connection with this Agreement and the transactions contemplated hereunder as NHP may reasonably request.

          7.8 NHP shall have received the Minimum Rent (as defined in the Leases) for the period commencing on the Closing Date and continuing through the ninth (9th) day of the current month or next calendar month, as the case may be.

          7.9 In accordance with the terms of the applicable Lease, NHP shall have received the Transaction Fee (as defined in the applicable Lease) and been reimbursed for the Transaction Costs of Landlord (as defined in the applicable Lease).

          7.10 None of the following shall have been done by, against or with respect to Seller, Emeritus or any Affiliate (as hereinafter defined) of either: (A) The commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, or submission to, any action indicating an inability to meet its financial obligations as they accrue; or (F) a dissolution or liquidation. As used herein, "AFFILIATE" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity.

          7.11 No destruction of or damage or loss not covered by insurance from any cause whatsoever, shall have occurred with respect to the NHP Assets which, according to NHP's reasonable estimate, would cost, in the aggregate, more than Two Hundred Fifty Thousand Dollars ($250,000) to repair, restore and replace, or would take longer than sixty (60) days to repair, restore and replace. Notwithstanding the foregoing, in the event that, despite destruction of or loss or damage to the NHP Assets, the transaction herein provided shall be consummated, Emeritus shall, at its sole cost and expense, cause such destruction, loss or damage to be repaired as soon as possible and NHP shall make available to Emeritus any proceeds of insurance which it may receive from Seller as a result thereof under the terms of the Purchase Agreement.

          7.12 No taking, threatened taking (or consideration by a governmental authority of a taking) of the NHP Assets or any material part thereof by eminent domain shall have occurred, which would materially and adversely affect the value or use of the NHP Assets or any portion thereof.

          7.13 Chicago Title Insurance Company (the "TITLE COMPANY") shall be unconditionally committed to issue the policies of title insurance required under the Closing Procedure Letter.

          7.14 The Written Authorization to Close contemplated by the Closing Procedure Letter has been executed and delivered to the Title Company.

          8.     NHP  LIABILITY.  Notwithstanding  anything  to  the  contrary
                 --------------
contained herein or in the Purchase Agreement, Emeritus hereby acknowledges and agrees that NHP shall have no liability with respect to any of the following:

               8.1 any breach by Seller or Emeritus of any of the covenants, terms or conditions set forth in the Purchase Agreement or any breach by Emeritus of any of the covenants, terms or conditions set forth in this Agreement;

               8.2 the inaccuracy of any of the representations or warranties made by Seller or Emeritus in this Agreement or in the Purchase Agreement; or

               8.3 the failure of any of the conditions set forth in the Purchase Agreement except to the extent the same is due to the wrongful acts or omissions of NHP in which case NHP shall be responsible therefor.

          9.     WAIVER  OF  CONDITIONS.  Any party may at any time or times, in
                 ----------------------
its sole discretion, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by another party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by another party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of another party shall operate as a waiver of such default or as a modification of this Agreement, nor shall any such failure or delay prevent the exercise of any right by the nonbreaching party while the default continues. Without limiting the generality of the foregoing, in the event that for any reason any item required to be delivered to a party hereunder shall not be delivered when required, then the party obligated to make such delivery shall nevertheless remain obligated to deliver the same to the party entitled to receive such delivery provided the other party delivers a written request for such delivery within six (6) months following the Closing Date; and nothing (including the closing of the transaction hereunder) shall be deemed a waiver by the party entitled to receive such delivery of any such requirement, except an express written waiver or a failure to make such request within the foregoing time period.

          10.     MISCELLANEOUS.
                  -------------

               10.1     SURVIVAL.  All  warranties,  representations, covenants,
                        --------
obligations and agreements contained in this Agreement shall survive the Closing and the transfer and conveyance of the NHP Assets and any and all performances hereunder for a period of two (2) years. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

               10.2     FURTHER  INSTRUMENTS.  Subject  to  the  limitations set
                        --------------------
forth in Section 9, each party shall, whenever and as often as it shall be requested so to do by another party, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be reasonably necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

               10.3     LIMITATION OF LIABILITY.  No advisor, trustee, director,
                        -----------------------
officer, employee, accountant, attorney, beneficiary, shareholder, partner, participant or agent of or in NHP or Emeritus shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. NHP and Emeritus, and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Emeritus' or NHP's, as applicable, assets for the payment of any claim or for any performance; and NHP and Emeritus hereby waive any and all such personal liability except as set forth herein. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to NHP and Emeritus, as applicable, provided by law or by any other contract, agreement or instrument.

               10.4     ENTIRE  AGREEMENT; AMENDMENTS; CAPTIONS.  This Agreement
                        ---------------------------------------
and the instruments referenced herein contain the entire agreement between the parties respecting the matters herein set forth and supersede all prior or contemporaneous agreements or understandings, verbal or written, between the parties respecting such matters. This Agreement may be amended by written agreement of amendment executed by the parties, but not otherwise. Section headings shall not be used in construing this Agreement.

               10.5     CONSENTS  AND  APPROVALS.  Except as otherwise expressly
                        ------------------------
provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

               10.6     INCORPORATION  OF  EXHIBITS  AND RECITALS.  All exhibits
                        -----------------------------------------
attached and referred to in this Agreement and all Recitals set forth at the beginning of this Agreement are hereby incorporated herein as if fully set forth in this Agreement.

               10.7     TIME  OF THE ESSENCE; NON-BUSINESS DAYS.  Subject to the
                        ---------------------------------------
next full sentence, time is of the essence of this Agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date shall be extended until the immediately following business day. As used herein, "business day" means any day other than Saturday, Sunday or a federal holiday.
        ------

               10.8     TERMINOLOGY.  Whenever  the words "including", "include"
                        -----------
or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words," without limitation," immediately followed the same. Except as otherwise indicated, all Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Exhibits in or to this Agreement.

               10.9     ATTORNEYS'  FEES.  If  any  party  brings  any action to
                        ----------------
interpret or enforce this Agreement, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

               10.10     CUMULATIVE  REMEDIES.  No remedy conferred upon a party
                         --------------------
in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

               10.11     GOVERNING  LAW.  This  Agreement shall be construed and
                         --------------
enforced in accordance with the laws of the State of California, without regard to the conflict of law rules of such State.

               10.12     SUCCESSORS AND ASSIGNS.  None of the parties may assign
                         ----------------------
or transfer its rights or obligations under this Agreement without the prior written consent of the other parties (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder). No consent given by any of the parties hereto to any transfer or assignment of another party's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of such other party's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

               10.13     COUNTERPARTS.  This  Agreement  may  be  executed  in
                         ------------
several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

               10.14     NOTICES.  Any  notice  which a party is required or may
                         -------
desire to give the other parties shall be in writing and may be personally delivered or sent by (i) United States registered or certified mail, return receipt requested, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Emeritus:          Emeritus Corporation
--------------
3131 Elliott Avenue, Suite 500
Seattle, Washington  98121
Attention:  Bill Shorten
Fax No.:  (206) 301-4500
With a copy to:     The Nathanson Group PLLC
1520 Fourth Street, Sixth Floor
Seattle, Washington  98101
Attention:  Randi Nathanson, Esq.
Fax No.:  (206) 623-1738
If to NHP:          Nationwide Health Properties, Inc.
---------
610 Newport Center Drive, Suite 1150
Newport Beach, California 92660
Attention:  President and General Counsel
Fax No.:  (949) 759-6876
With a copy to:     Sherry Meyerhoff Hanson & Crance LLP
610 Newport Center Drive, Suite 1200
Newport Beach, California 92660
Attention:  Kevin L. Sherry, Esq.
Fax No.:  (949) 719-1212
Any notice so sent by mail shall be deemed to have been given as of the date of delivery, whether accepted or refused, established by U.S. Post Office return receipt; and any notice so sent by any such overnight carrier shall be deemed given as of the date of delivery shown on such carrier's proof of delivery, whether accepted or refused. Any such notice given in any other manner shall be deemed given upon actual receipt of the same by the party to whom the same is to be given; provided, however, that the refusal of a party to receive any such notice shall be deemed such party's receipt thereof. Any party hereto may designate a different address for itself by notice to the other party in accordance with this subsection 10.14. In the event a party is not a natural
                        ----------------
person, delivery to an officer, director or partner of such party shall be deemed delivery to such party.

               10.15      TERMINATION.  The  obligations  of  NHP  hereunder and
                          -----------
under the Leases and any other document executed in connection with the transactions contemplated therein shall terminate upon written notice from NHP to Emeritus if the Closing does not occur on or before June 30, 2004.

               10.16      INTERPRETATION.  NHP  and  Emeritus  have  been
                          --------------
represented by counsel and this Agreement has been freely and fairly negotiated. Consequently, all provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

               10.17      NO  THIRD  PARTIES BENEFITTED.  This Agreement is made
                          -----------------------------
and entered into for the sole protection and benefit of NHP, Emeritus, Tenant and their respective permitted successors and assigns. No other persons or entities shall have any right of action under this Agreement.



                           [SIGNATURE PAGE TO FOLLOW]

13689.SIG     S-1

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


"EMERITUS"

EMERITUS  CORPORATION,
a  Washington  corporation



By:     /s/  William  M.  Shorten
Name:     William  M.  Shorten
Title:     Director  of  Real  Estate  Finance



"NHP"

NATIONWIDE  HEALTH  PROPERTIES,  INC.,
a  Maryland  corporation



By:     /s/  Donald  D.  Bradley
Name:     Donald  D.  Bradley
Title:     Sr.  Vice  President  and  General  Counsel

13689.2     A-1
     EXHIBIT  A

     LEGAL  DESCRIPTION  OF  THE  REAL  PROPERTY





                                    [SEE ATTACHED]

13689.2     B-1
     EXHIBIT  B

     FORM  OF  CLOSING  PROCEDURE  LETTER

NOMINATION AGREEMENT
--------------------
     BY  AND  BETWEEN
     NATIONWIDE  HEALTH  PROPERTIES,  INC.,
     AND
     EMERITUS  CORPORATION


     TABLE  OF  CONTENTS

SH1781.V3     11/08/95


1.     Nomination       2

2.     Purchase  Price       2

3.     Representations  and  Warranties  of  Emeritus       2

4.     Representations  and  Warranties  of  NHP       7

5.     Purchase  Agreement  Representations  and  Indemnification       7

6.     Indemnifications       7

7.     Conditions  Precedent  to  Close      9

8.     NHP  Liability      11

9.     Waiver  of  Conditions      11

10.     Miscellaneous      11


EXHIBITS:

     A  -  LEGAL  DESCRIPTION  OF  THE  REAL  PROPERTY

     B  -  FORM  OF  CLOSING  PROCEDURE  LETTER

     NOMINATION  AGREEMENT



     BY  AND  BETWEEN



     NATIONWIDE  HEALTH  PROPERTIES,  INC.,
     A  MARYLAND  CORPORATION,



     AND



     EMERITUS  CORPORATION,
     A  WASHINGTON  CORPORATION










     DATED  AS  OF  MARCH  31,  2004